Exhibit 10.17

INTERACTIVE DATA CORPORATION

2009 LONG-TERM INCENTIVE PLAN

Form of 2009 Option Grant Certificate

(Executive Level Grant)

(Non Qualified Stock Option)

This Option Grant Certificate, together with the summary of grant award (the “Grant Summary”), evidences the grant by Interactive Data Corporation (the “Company”) on the date (the “Grant Date”) that appears on the Grant Summary presented to the individual (the “Grantee”) whose name appears on the Grant Summary, of an Option to purchase, in whole or in part, the specific number of shares of the Company’s common stock (“Stock”) set forth on the Grant Summary (at the exercise price, vesting schedule and other terms set forth therein), pursuant to the provisions of the 2009 Long-Term Incentive Plan (the “Plan”) and on the terms and conditions set forth below.

We collectively refer to the Plan, this Option Grant Certificate, the Grant Summary and the International Supplement described in Section 14 as the “Plan Documents”. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in Section 4 of this Certificate or the Plan, as applicable.

The Option evidenced by this Option Grant Certificate is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

Except as otherwise indicated by the context, the term “Grantee”, as used in connection with this Option Grant Certificate, shall be deemed to include any person who acquires the right to exercise the Option validly under its terms.

1. Vesting in the Event of a Change in Control.

(i) Notwithstanding the vesting schedule set forth on the Grant Summary, any unvested Option shall automatically vest and become exercisable immediately upon termination of the Grantee’s employment with the Company and its subsidiaries (the “Company Group”) within one (1) year following a Change in Control by (a) the Company Group (other than for Cause) or (b) the Grantee for Good Reason.

(ii) In addition, notwithstanding the vesting schedule set forth on the Grant Summary, any unvested portion of the Option shall automatically vest and become exercisable immediately prior to the occurrence of a Change in Control if, in connection with the Change in Control, shares of Stock will no longer be listed on a recognized national securities exchange; provided, however, in the event that in connection with such a Change in Control, the holders of Stock will receive a cash payment for each share of Stock surrendered pursuant to such transaction (the “Acquisition Price”), then the Committee may, in its sole discretion, provide that any outstanding Option shall terminate immediately upon consummation of such transaction and that the Grantee shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Option (whether or not then exercisable), exceeds (y) the aggregate exercise price of such Option.

2. Termination of Option. The Option shall terminate and no longer be exercisable on and after the 10th anniversary of the Grant Date (the “Grant Expiration Date”) or such earlier times as described in the Plan Documents. Notwithstanding the forgoing, if the Grant Expiration Date falls on a date that the primary market on which the Stock trades is closed, the Grant Expiration Date shall be the last trading date immediately preceding the 10th anniversary of the Grant Date.

3. Termination of Employment.

(i) Termination for Cause. If the Grantee’s employment with the Company Group is terminated by the Company Group for Cause, the Option (whether or not vested) shall be cancelled immediately and no longer be exercisable.

(ii) Job Elimination. Upon the Grantee’s Job Elimination, provided that the Grantee signs an agreement and release satisfactory to the Company, the Option (a) shall immediately vest in full, and (b) shall remain exercisable by the Grantee in accordance with the Plan Documents until the earlier of (x) 90 days following the date of the Grantee’s termination of employment and (y) the Grant Expiration Date, following which the Option shall terminate immediately and no longer be exercisable.

(iii) Death. Upon the Grantee’s death the Option (a) shall immediately vest in full and (b) shall remain exercisable by the Grantee’s designated beneficiary in accordance with the Plan Documents until the earlier of (x) one year following the Grantee’s death and (y) the Grant Expiration Date, following which the Option shall terminate immediately and no longer be exercisable.

(iv) Resignation; Termination without Cause. Upon the Grantee’s resignation or the termination of the Grantee’s employment by the Company Group for any reason other than Cause, or as a result of a Job Elimination, (a) the unvested portion of the Option shall be cancelled immediately and no longer be exercisable and (b) the vested portion of the Option shall remain exercisable by the Grantee in accordance with the Plan Documents until the earlier of (x) 90 days following the date of the Grantee’s termination of employment with the Company Group and (y) the Grant Expiration Date, following which the Option shall terminate immediately and no longer be exercisable. Notwithstanding the foregoing, in the event of retirement from the Company the Grantee shall have until the earlier of (x) one year to exercise options that have vested in the ordinary course as of the effective date of retirement, with retirement defined for this purpose as (i) separation from the Company Group for any reason other than Cause, including, without limitation, voluntary resignation or Job Elimination, and (ii) the Grantee has attained at least age 55 and (y) the Grant Expiration Date.

4. Defined Terms. For purposes of this Option Grant Certificate the following terms shall have the meanings ascribed below.

(i) Cause. “Cause” shall mean (i) the Grantee’s material breach of any term of any agreement with the Company Group, including without limitation any violation of confidentiality and/or non-competition agreements; (ii) the Grantee’s conviction for any act of fraud, theft, criminal dishonesty, or any felony; (iii) the Grantee’s engagement in illegal conduct, gross misconduct, or act involving moral turpitude which is materially and demonstrably injurious to the Company Group; or (iv) the Grantee’s willful failure (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days of written notice to the Grantee from the Company Group, to perform his or her reasonably assigned material responsibilities to the Company Group. For purposes of (iv), no act or failure to act by the Grantee shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Grantee’s action or omission was in the best interests of the Company Group.

(ii) Change in Control. “Change in Control” shall mean the occurrence of any of the following events at any time after the Grant Date:

(a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provisions thereto) of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall be disregarded: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (y) any acquisition by a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (z) any acquisition by Pearson plc or any of its subsidiaries (“Pearson”);

(b) The consummation of a merger, consolidation, or reorganization of the Company with or involving any other entity or the sale or other disposition of all or substantially all of the Company’s assets (any of these events being a “Business Combination”), unless, immediately following such Business Combination, at least one of the following conditions is satisfied:

(x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the resulting or acquiring entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such Business Combination owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the “Surviving Entity”) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination, or

(y) Pearson beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Surviving Entity; or

(c) The stockholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred with respect to the Grantee if the Grantee is part of a purchasing group that consummates the Change in Control transaction. The Grantee shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Grantee is either directly or indirectly an equity participant in the purchasing group (except for (A) passive ownership of less than 3% of the stock of the purchasing group, or (B) ownership of equity participating in the purchasing group which is otherwise not significant, as determined prior to the Change in Control by the Committee).

(iii) Good Reason. “Good Reason” shall mean any (i) material diminution in the Grantee’s, authority, duties, or responsibilities or (ii) diminution in the Grantee’s annual base cash compensation of more than 10%; provided, however, that the Grantee must notify the Company of the existence of a condition set forth in (i) or (ii) within ninety (90) days following the initial existence of the condition and following receipt of such notice, the Company shall have thirty (30) days to cure such condition.

(iv) Job Elimination. “Job Elimination” shall mean termination of the Grantee’s employment with the Company Group as a result of a reduction in force, job elimination, redundancy or similar event pursuant to which the Grantee is eligible for benefits under the Company Group’s severance policy, program or practice applicable to the Grantee.

5. Assignment of Company’s Rights and Obligations. Except as provided in Section 1(ii) above, in the event of a Change in Control, the Company shall assign this Option Grant Certificate and the related Grant Summary and all of its rights and obligations thereunder to the acquiring or surviving entity, such entity shall assume in writing all of the obligations of the Company relative to the Option, and the Company (in the event and so long as it remains in business as a going concern) shall remain liable for the performance of its obligations thereunder in the event of a failure of the acquiring entity to perform its obligations thereunder.

6. No Entitlements.

(i) No Effect on Compensation. The Option is a discretionary award. The Plan Documents do not confer on the Grantee any right or entitlement to receive compensation or bonus in any specific amount for any future fiscal year, and do not diminish in any way the Company Group’s discretion to determine the amount, if any, of the Grantee’s compensation and bonus. The Option does not constitute salary, wages, ordinary compensation, recurrent compensation or contractual compensation for the year of grant or any later year and shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under law or any employee benefit plan or similar arrangement provided by the Company Group (including, without limitation, severance and pension benefits), unless otherwise specifically provided for under the terms of such plan or arrangement or by the Company.

(ii) No Right to Future Awards. Neither the Plan Documents nor the grant of the Option or any other awards confers on the Grantee any right or entitlement to receive another award under the Plan at any time in the future or with respect to any future period.

(iii) No Right to Continued Employment. The Plan Documents do not constitute an employment agreement and nothing in the Plan Documents shall modify the terms of the Grantee’s employment, including, without limitation, the Grantee’s status as an “at will” employee of the Company Group, if applicable. None of the Plan Documents, the grant of the Option, nor any action taken or omitted to be taken under the Plan Documents shall be deemed to create or confer on the Grantee any right to be retained in the employ of the Company Group, or to interfere with or to limit in any way the right of the Company Group to terminate the Grantee’s employment at any time (including, without limitation, prior to vesting or settlement).

(iv) Effects of an Employment Contract; Waiver. The Option is awarded by virtue of the Grantee’s employment with, and services performed for, the appropriate entities within the Company Group. The existence of a contract of employment between the Grantee and any entity within the Company Group will not confer upon the Grantee any right or entitlement to participate in the Plan or to receive awards thereunder, or any expectation that the Grantee might participate in the Plan or receive additional Plan awards in the future. Whether or not the Grantee has a contract of employment with any entity within the Company Group, the Grantee’s rights and obligations under the terms of the Grantee’s office or employment shall not be affected by the Grantee’s participation in the Plan. Subject to the terms of any applicable employment agreement, the Company Group reserves the right, in its sole discretion, to change the terms and conditions of the Grantee’s employment including the division, subsidiary or department in which the Grantee is employed. By accepting the Option, the Grantee waives any and all rights to compensation or damages in consequence of the termination of the Grantee’s office or employment for any reason whatsoever insofar as those rights arise or may arise from the Grantee’s ceasing to have rights under, or be entitled to receive payment in respect of, the Option as a result of such termination, or from the loss or diminution in value of such rights or entitlements. This waiver applies whether or not such termination amounts to wrongful discharge or unfair dismissal.

7. Data Protection. To the extent reasonably necessary to administer the Plan and all the rights attached to the Option, by accepting the Option: (i) the Grantee acknowledges that the Company may process personal data about the Grantee, including, but not limited to (a) information concerning the Option and any changes thereto, (b) other personal and financial data about the Grantee, and (c) information about the Grantee’s participation in the Plan and rights exercised and the shares of Stock acquired under the Plan from time to time; and (ii) the Grantee gives explicit consent to the Company to (a) process any such personal data, and (b) transfer any such personal data outside the country in which the Grantee lives, works or is employed, including, without limitation, to the Company and any of its subsidiaries and agents (including the outside stock plan administrator selected by the Company from time to time, the Company’s legal and accounting advisors and any other person the Company may deem appropriate in its administration of the Plan) some of which are situated outside of the Grantee’s country and may not offer as high a level of protection for personal information as the Grantee’s country. The Grantee has the right to access and correct personal data by contacting a local Human Resources Representative. The personal information will remain strictly confidential and will only be kept on file during the duration of the Plan. The transfer of the information outlined here is important to the administration of the Plan and failure to consent to the transmission of such information may limit or prohibit the Grantee from participating in the Plan.

8. Access to Plan/Incorporation by Reference. By accepting the Option, the Grantee hereby acknowledges that he/she has access to a copy of the Plan (in written or electronic form) as presently in effect and represents that he/she is familiar with its terms and provisions. The text and all of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference, and the Option is subject to such terms and provisions in all respects. In the event of any conflict or inconsistency between the Plan and this Option Grant Certificate or the International Supplement, the Plan shall govern and this Option Grant Certificate or the International Supplement, as applicable shall be interpreted to minimize or eliminate any such conflict or inconsistency. The Grantee further acknowledges that the Option will be subject to any rules or regulations with respect to the administration of the Plan as may be adopted by the Company.

9. Exercise of Option / Tax Withholding.

(i) Form of Exercise. At any time when the Grantee wishes to exercise the Option, in whole or in part, the Grantee shall transmit to the Company or its agent notice of exercise in such form as the Committee may determine from time to time. Each election to exercise the Option shall specify that it relates to this Option Grant Certificate and to the related Grant Summary. The notice of exercise must be delivered in accordance with the rules and regulations determined by the Company and the plan administrator from time to time which may include an obligation to deliver the notice prior to a specified time on the Grant Expiration Date. The rules and regulations are available from the Grantee’s applicable human resources contact. The Grantee may purchase less than the number of shares of Stock covered by the Option, provided that no partial exercise of the Option may be for a fractional share of stock.

(ii) Payment of Exercise Price and Tax Withholding. As a condition to exercise, the Grantee shall remit to the Company the full exercise price in United States dollars or in such other form as permitted under the Plan from time to time, plus an amount sufficient to satisfy all applicable federal, state, local and foreign income, social or other applicable payroll withholding tax obligations that may arise in connection with such exercise (or make provision satisfactory to the Company for the payment of any such withholding obligation). The Company shall also have the right to deduct from all cash, securities and other consideration payable to the Grantee in connection with the Option any applicable taxes or other amounts required to be withheld with respect to the Option. The Committee may, in its sole discretion, permit the Grantee, to satisfy, in whole or in part, any withholding obligations by directing the Company to (a) withhold shares of Stock that would otherwise be received in connection with the exercise of the Option or (b) to repurchase shares of Stock that were issued to such individual in accordance with all applicable laws, rules and regulations and in accordance with such terms and conditions as the Committee may establish from time to time. In no event shall the Company withhold taxes in excess of the amount required by applicable laws, rules and regulations.

By accepting the Option, the Grantee acknowledges and agrees that he/she has reviewed with his/her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Option Grant Certificate. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Option Grant Certificate.

10. Nontransferability of Option. The Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee, either voluntarily or by operation of law or otherwise, except as provided in the Plan or by will or the laws of descent and distribution. During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee.

11. Restriction on Sale. The sale of Stock delivered in connection the exercise of the Option may be restricted by the Company’s Anti-Insider Trading Policy and/or Equity Interest Policy and any additional or replacement programs. The Committee shall have the right to impose such restrictions on any Stock acquired pursuant to the exercise of the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Stock.

12. Stockholders Rights. The Grantee shall have no rights as a stockholder of the Company with respect to the Option until such time as the exercise price has been paid, and the shares of stock have been issued and delivered to the Grantee.

13. Entire Agreement. The Plan Documents constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter hereof.

14. International Supplement. If the Grantee is employed outside of the United States, he/she will also receive an “International Supplement” that contains supplemental terms and conditions with respect to the Option depending on the country in which the Grantee is employed. This Option Grant Certificate should be read in conjunction with the International Supplement, if applicable, in order for the Grantee to understand the terms and conditions applicable to the Option. In the event of any conflict or inconsistency between the International Supplement and this Option Grant Certificate, the International Supplement shall govern and this Option Grant Certificate shall be interpreted to minimize or eliminate any such conflict or inconsistency.

15. No Advice. Nothing in the Plan Documents should be construed as providing the Grantee with financial, tax, legal or other advice with respect to the Option or the receipt of Stock in connection therewith. The Company Group recommends that the Grantee consult with his/her financial, tax, legal and other advisors to provide advice in connection with the Option.

16. Securities Laws. The Options and this Option Grant Certificate shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or as the Committee determines are advisable. The Grantee agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his/her rights under this Award Agreement.

17. Severability. The invalidity or unenforceability of any provision of the Plan Documents shall not affect the validity or enforceability of any other provision of the Plan Documents, and each other provision of the Plan Documents shall be severable and enforceable to the extent permitted by law.

18. Waiver. Any provision for the benefit of the Company Group may be waived, either generally or in any particular instance, by the Company.

19. Binding Effect. This Option Grant Certificate shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

20. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid. Notice to the Company shall be delivered to Interactive Data Corporation, 32 Crosby Drive, Bedford, Massachusetts 01730, Attention: General Counsel, and to the Grantee at the address that the Grantee has most recently provided to the Company; provided, however, that the Company may provide notices to the Grantee by Company e-mail to the Grantee’s Company e-mail address.

21. Amendment. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the discretion of the Company and that the Company retains the right to amend, modify or terminate the Plan Documents at any time, in its sole discretion and without notice; provided, however, that no such termination, amendment or modification of the Plan Documents may in any way adversely affect the Grantee’s rights with respect to the Option without the Grantee’s consent. Notwithstanding any provision set forth in the Plan Documents and subject to all applicable laws, rules and regulations, the Company shall have the power to: (i) without the Grantee’s consent, alter or amend the terms and conditions of the Option in any manner that the Company considers necessary or advisable, in its sole discretion, to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules or regulations or (ii) to ensure that the Option is not subject to federal, state, local or foreign taxes prior to exercise. Any alteration or amendment of the terms of the Option by the Company shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Grantee of any such alteration or amendment as promptly as practicable after the adoption thereof.

22. Section 409A. As the exercise price of the Option is equal to the Fair Market Value of a share of Stock on the Grant Date, the Option is intended to be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding any contrary provision in the Plan Documents, if any provision of the Plan Documents contravenes any regulations or guidance promulgated under Section 409A or could cause the Option to be subject to additional taxes, accelerated taxation, interest or penalties under

Section 409A, the Company may, in its sole discretion and without the Grantee’s consent, modify the Plan Documents: (i) to comply with, or avoid being subject to, Section 409A, or to avoid the imposition of any taxes, accelerated taxation, interest or penalties under Section 409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. This Section 22 does not create an obligation on the part of the Company to modify the Plan Documents and does not guarantee that the Option will not be subject to interest or penalties under Section 409A.

23. Governing Law; Forum Selection. This Option Grant Certificate and the Option will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. This Option Grant Certificate shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the Option to the substantive laws of another jurisdiction. By accepting the Option, the Grantee hereby consents to, and agrees to submit to, exclusive jurisdiction in the courts of Delaware with respect to disputes arising out of the Option or the Plan Documents.

INTERACTIVE DATA CORPORATION

Raymond L. D’Arcy
President and Chief Executive Officer

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